EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 2012 Incentive Compensation Plan for the registration of up to 33,000,000 shares of its common stock of our report dated March 25, 2014, relating to the consolidated financial statements of Reven Housing REIT, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ PKF

PKF

Certified Public Accountants A Professional Corporation

San Diego, California

April 4, 2014